UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

ZEBRA TECHNOLOGIES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Zebra Technologies Corporation
Three Overlook Point
Lincolnshire, Illinois 60069

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 14, 2020
The following Notice of Change of Location relates to the Proxy Statement (the “Proxy Statement”) of Zebra Technologies Corporation (the “Company”), dated April 2, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 14, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 27, 2020.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, MAY 14, 2020
Dear Stockholders,
In light of the ongoing public health concerns caused by the coronavirus or the COVID-19 pandemic, the Illinois’ Governor’s decision to extend the Illinois shelter-in-place regulation through May 30, and to support the health and wellbeing of the Company’s stockholders, employees and directors, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (“Annual Meeting”) of Zebra Technologies Corporation (the “Company”) has been changed and will now be held in virtual-only meeting format via the internet. You will not be able to attend the Annual Meeting in person. As previously announced, the Annual Meeting will continue to be held on Thursday, May 14, 2020, at 10:30 a.m., Central Time.
As described in the proxy materials previously distributed in connection with the Annual Meeting, Stockholders as of the close of business on March 20, 2020 are entitled to participate in the Annual Meeting. You can attend the Annual Meeting at www.virtualshareholdermeeting.com/ZBRA2020 by entering the 16-digit control number found on their proxy card, voting instruction form or notice previously received. Once admitted, you may submit questions and/or vote during the Annual Meeting by following the instructions that will be available on the Annual Meeting website.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials. The proxy cards included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares. You may also continue to vote in advance of the Annual Meeting using the Internet site or toll-free telephone number listed on the proxy card through the deadlines provided on the proxy card.
On behalf of our Board of Directors, thank you for your continued support.
By Order of the Board of Directors,
Cristen L. Kogl
Executive Vice President, General Counsel and Corporate Secretary
April 27, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 14, 2020
The Annual Meeting on May 14, 2020 at 10:30 a.m. Central Time will be accessible at www.virtualshareholdermeeting.com/ZBRA2020. The proxy materials may be accessed at www.proxyvote.com.